As filed with the Securities and Exchange Commission on October 29, 2020

Registration No. 333-234746

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOMINION ENERGY GAS HOLDINGS, LLC	DOMINION ENERGY, INC.
(Exact name of registrant as specified in charter)	(Exact name of registrant as specified in charter)

Virginia	Virginia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-3639580	54-1229715
(IRS Employer Identification Number)	(IRS Employer Identification Number)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos M. Brown

Senior Vice President, General Counsel and Chief Compliance Officer

Dominion Energy, Inc.

Dominion Energy Gas Holdings, LLC

120 Tredegar Street

Richmond, Virginia 23219

Telephone: (804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katherine K. DeLuca, Esquire

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Dominion Energy Gas Holdings, LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

Dominion Energy, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-234746) filed jointly by Dominion Energy, Inc., a Virginia corporation (“Dominion Energy”), and its wholly-owned subsidiary, Dominion Energy Gas Holdings, LLC, a Virginia limited liability company (“Dominion Energy Gas”), with the Securities and Exchange Commission on November 18, 2019, which became effective automatically upon filing and which registered certain non-convertible debt securities of Dominion Energy Gas (the “Registration Statement”).

In connection with the anticipated acquisition of all of the membership interests of Dominion Energy Gas by Berkshire Hathaway Energy Company (“BHE”) pursuant to a Purchase and Sale Agreement entered into by Dominion Energy and BHE on July 3, 2020, Dominion Energy Gas has terminated all further offers and sales of its securities under the Registration Statement. By filing this Post-Effective Amendment No. 1, Dominion Energy and Dominion Energy Gas hereby terminate the effectiveness of the Registration Statement and, in accordance with the undertakings made by the registrants in the Registration Statement, Dominion Energy Gas hereby removes from registration any and all securities registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on October 29, 2020.

Dominion Energy Gas Holdings, LLC

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dominion Energy, Inc.

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Note:	No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.